UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2006

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7 Deer Park Drive, Suite E
Monmouth Junction, NJ 08852
(Address of principal executive offices)

(732) 274-0399
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2006, VioQuest Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Pamela Harris, M.D., F.A.C.P., its newly-appointed Chief Medical Officer. The agreement is for an indefinite term beginning on March 15, 2006 (the “Effective Date”) and provides for an initial base salary of $250,000, plus an annual target bonus of up to 20% of base salary based upon personal performance (the “Target Bonus”) and an additional amount of up to 10% of base salary based upon Company performance. The agreement provides that for fiscal year 2006, Dr. Harris will be guaranteed at least 50% of the Target Bonus.

The employment agreement also provides that Dr. Harris is entitled to receive options to purchase 200,000 shares of the Company’s common stock. The options will vest in three equal annual installments, commencing in March 2007 and will be exercisable at a price per share equal to the greater of i) $0.75, or ii) 105% of the closing bid price of the Company’s common stock on the Effective Date. In addition, Dr. Harris shall be entitled, based on performance , to receive options to purchase an additional 200,000 shares of the Company’s common stock (the “Performance Based Stock Options”). The Performance Based Stock Options will be divided in to three separate grants and are expected to vest in annual installments over a 3-year period. Entitlement to the Performance Based Options and the exact vesting schedule will be determined within one month of Dr. Harris’ effective start date after consideration of the development timelines relating to the Company’s two product candidates, VQD-001 and VQD-002. All terms of the options will be issued pursuant to the Company’s 2003 Stock Option Plan (the “2003 Plan”) and will be exercisable by Dr. Harris as long as she remains employed by the Company; provided, however, if a “change of control” (as defined in the 2003 Plan) occurs during Dr. Harris’ employment, the vesting of the stock options shall accelerate and be deemed vested.

Pursuant to the terms of the employment agreement, Dr. Harris is entitled to a housing allowance of up to $10,000 and relocation assistance for up to an additional $10,000. In the event that the Company terminates Dr. Harris’ employment without cause, Dr. Harris is entitled to receive her then annualized base salary for a period of six months from such termination.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of March 15, 2006 the Company appointed Pamela Harris, M.D., F.A.C.P., as its Chief Medical Officer. Prior to joining the Company, Dr. Harris was the Chief Medical Officer of Callisto Pharmaceuticals, Inc. since March 2005. From March 2004 to March 2005, she was Team Leader/Senior Medical Director for Pfizer, Inc. From May 2003 to January 2004, Dr. Harris was a Clinical Science Team Leader/Consultant with Hoffman-La Roche Pharmaceuticals and from December 2002 to April 2003, she was Interim Director of Clinical Research for Nabi Biopharmaceuticals. From 1999 to 2002, Dr. Harris was Director, Clinical Research for Wyeth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIOQUEST PHARMACEUTICALS, INC.

Date: March 15, 2006	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer